Exhibit 99.2

NATIONAL CONSUMER TITLE GROUP, LLC
Balance Sheets
(in thousands)

	June 30, 2021 (unaudited)	December 31, 2020 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$9	$9
Total current assets	9	9

Other assets:
Due from affiliate	418	221
Equity method investment	3,032	2,642
Total assets	$3,459	$2,872

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Due to affiliate	$10	$10
Total liabilities	10	10

Members' equity:
Contributed capital	2,200	2,200
Retained earnings	1,249	662
Total members' equity	3,449	2,862

Total liabilities and members' equity	$3,459	$2,872

See Notes to Unaudited Financial Statements

NATIONAL CONSUMER TITLE GROUP, LLC
Statement of Operations
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020

Operating revenues:
Management fees earned	$197	$21
Earnings from equity method investment	390	43
Total operating revenues	587	64

Operating expenses:
Taxes, licenses, and fees	-	-
Total operating expenses	-	-

Net income	$587	$64

See Notes to Unaudited Financial Statements

NATIONAL CONSUMER TITLE GROUP, LLC
Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income	$587	$64
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Earnings from equity method investment	(390)	(43)
Changes in operating assets and liabilities:
Due from affiliate	(197)	(21)
Due to affiliate	-	-
Net cash (used in) provided by operating activities	$-	$-

Investing activities
Equity method investments	-	-
Net cash used in investing activities	-	-

Financing activities
Capital contributions from members	-	-
Net cash provided by financing activities	-	-

Net (decrease) increase in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	9	10
Cash and cash equivalents at end of year	$9	$10

See notes to unaudited financial statements

NATIONAL CONSUMER TITLE GROUP, LLC

NOTES TO FINANCIAL STATEMENTS

(unaudited)

1.	Summary of Significant Accounting Policies

Nature of Operations

National Consumer Title Group, LLC (the Company) began operations on June 1, 2019 (inception) as an investment holding company and is organized under the laws of the state of Florida.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The significant accounting practices and policies are summarized as follows:

Revenue Recognition

The Company recognizes revenues as services are provided. The Company’s primary source of operating revenue is management fees for providing administrative and management services to Title Agency Ventures, LLC (TAV), an affiliate through common management and ownership.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include demand deposits with financial institutions and investments in highly-liquid money market securities.

Investments

The Company evaluates its investments in accordance with the variable interest model to determine if it has a controlling financial interest in an investment. This evaluation is made as of the date on which the Company makes its initial investment, and subsequent evaluations are made if the structure of the investment changes. The Company generally consolidates investments in which it holds a controlling ownership interest of greater than 50%. When the Company consolidates less than wholly-owned subsidiaries, it discloses its noncontrolling interest in its financial statements.

The Company uses the equity method of accounting for its investments in entities in which it has a significant influence; generally, this represents an ownership interest of between 20% and 50%. A decline in value that is determined to be other-than-temporary is recorded as an impairment charge as a component of earnings in the period in which that determination is made.

Concentration of Credit Risk

The Company’s concentrations of credit risk consist primarily of its cash and cash equivalents, equity method investment, and operating revenues. The Company maintains its cash and cash equivalents at several financial institutions. Deposits with financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. Bank deposits at times may exceed federally insured limits. The Company has not experienced any losses in such times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Income Taxes

The Company has elected to be taxed as a partnership under the provisions of the Internal Revenue Code. Therefore, taxes are paid at the member level, not at the Company level. Accordingly, no provision or liability for income taxes has been included in the financial statements.

Fair Value of Financial Instruments

The fair value of financial instruments represents estimates of fair values at a specific point in time determined by the Company using available market information and appropriate valuation methodologies. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently.

The level in the fair value hierarchy within which fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The three levels of the hierarchy are as follows:

Level 1: Inputs are unadjusted, quoted prices in active markets for identical assets at the measurement date.

Level 2: Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3: Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets of liabilities. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability at the measurement date.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize their fair value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

2.	Equity Method Investment

The Company owns a 50% noncontrolling membership interest in TAV, which owns 100% of the membership interest in Omega National Title Agency, LLC (Omega), a Florida-based title agency. Omega operates 10 title agency locations in Florida providing title agency services for residential and commercial real estate transactions.

Significant information on the assets and liabilities of TAV, an equity method investment of the Company, as of June 30, 2021 is as follows (in thousands):

Assets:
Current assets:
Cash and cash equivalents	$2,703
Restricted Cash	10,650
Accounts receivables	172
Prepaid expenses and other current assets	54
Total current assets	13,579

Property, plant and equipment, net	228
Goodwill	4,040
Total assets	$17,847

Liabilities:
Current liabilities:
Accounts payable	$170
Escrow liabilities	10,650
Accrued management fee	418
Total current liabilities	11,238

Long-term liabilities:
Note payable	545
Total long-term liabilities	545
Total liabilities	11,783

Members’ capital:
Members’ capital contributions	4,400
Retained earnings	1,664
Total members’ capital	6,064
Total liabilities and members’ capital	$17,847

The Company recorded $3.0 million for its equity method investment in TAV at June 30, 2021.

Significant information on the results of operations of TAV for the six months ended June 30, 2021 is as follows (in thousands):

Revenues:
Premiums written	$2,332
Escrow and other title fees	1,446
Other income	14
Total revenues	3,792

Cost of revenues:
Escrow losses	57
Search and other fees	50
Total cost of revenues	107

Gross underwriting profit	3,685

Operating expenses:
General and administrative expenses	2,905

Net income	$780

The Company recorded earnings from its equity method investment in TAV of $390,000 for the six months ended June 30, 2021.

3.	Related Party Transactions

The Company has a service agreement with TAV, an affiliate through common management and ownership. Under terms of the agreement, the Company provides administrative and management services to TAV for a fee equal to 20% of TAV’s earnings (prior to calculation of the fee due to the Company). The Company recorded management fee income of $197,000 for the six months ended June 30, 2021 related to the agreement. As of June 30, 2021, the Company was owed $418,000 from TAV in fees, which are presented as due from affiliate on the balance sheets.

The Company owed $10,000 at June 30, 2021 to Preferred Managing Agency, LLC (PMA), an affiliate through common management, for an advance received by the Company from PMA to help with the startup of operations.

4.	Members’ Equity

The Company had one class of ownership units at June 30, 2021.

5.	Subsequent Event

In July 2021, HG Holdings, Inc., purchased all of the Company’s outstanding ownership interest.

In September 2021, HG Holdings, Inc., purchased the remaining outstanding ownership interest in TAV.